UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________
FORM 8-K
_____________________________
Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2013

Commission File Number	Exact Name of Registrant as Specified in its Charter, State of Incorporation, Address of Principal Executive Offices and Telephone Number	IRS Employer Identification No.
1-11607	DTE Energy Company (a Michigan corporation) One Energy Plaza Detroit, Michigan 48226-1279 313-235-4000	38-3217752
1-2198	DTE Electric Company (a Michigan corporation) One Energy Plaza Detroit, Michigan 48226-1279 313-235-4000	38-0478650

The Detroit Edison Company
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

The Board of Directors of The Detroit Edison Company adopted an amendment to its Articles of Incorporation changing its name to DTE Electric Company (DTE Electric or the Company) effective January 1, 2013. The Company filed a Certificate of Amendment to the Articles of Incorporation with the Michigan Department of Licensing and Regulatory Affairs implementing a change in the Company's name. A copy of the amended Articles of Incorporation is filed as Exhibit 3.1 hereto. DTE Electric is a wholly-owned subsidiary of DTE Energy Company (DTE Energy).

The Board of Directors of Michigan Consolidated Gas Company adopted an amendment to its Articles of Incorporation changing its name to DTE Gas Company (DTE Gas) effective January 1, 2013. DTE Gas filed a Certificate of Amendment to the Articles of Incorporation with the Michigan Department of Licensing and Regulatory Affairs implementing its name change. DTE Gas is a wholly-owned subsidiary of DTE Energy.
Item 9.01.     Financial Statements and Exhibits.
(d) Exhibits

3.1	Articles of Incorporation of DTE Electric Company, as amended effective January 1, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: January 2, 2013

DTE ENERGY COMPANY (Registrant)

/s/ Lisa A. Muschong Lisa A. Muschong
Corporate Secretary

DTE ELECTRIC COMPANY (Registrant)

/s/ Lisa A. Muschong Lisa A. Muschong
Corporate Secretary

Exhibit Index

Exhibit Number	Description
3.1	Articles of Incorporation of DTE Electric Company, as amended effective January 1, 2013.